EXHIBIT 10.6
HOME FEDERAL HOLDINGS CORPORATION
2008 STOCK INCENTIVE PLAN
1. PURPOSE
     The 2008 Stock Incentive Plan (the “Plan”) is intended to promote shareholder value by (a) enabling Home Federal Holdings Corporation (the “Company”) and its affiliates to attract and retain the best available individuals for positions of substantial responsibility; (b) providing additional incentive to such persons by affording them an equity participation in the Company; (c) rewarding those directors, executive officers and employees for their contributions to the Company or Home Federal Bank, National Association, the Company’s wholly-owned subsidiary (the “Bank”); and (d) promoting the success of the Company’s business by aligning the financial interests of executive officers and employees providing personal services to the Company or its affiliates with long-term shareholder value.
2. DEFINITIONS
     (A) “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions.
     (B) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) an entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Act, (iv) any Subsidiary and (v) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board of Directors as being a participant employer in the Plan. For purposes of this Plan and without further designation by the Board of Directors, the Bank shall be deemed an Affiliate.
     (C) “Bank” means Home Federal Bank, N.A., the Company’s wholly-owned subsidiary, a Georgia banking association.
     (D) “Board of Directors” means the board of directors of the Company.
     (E) “Change of Control” means:
     (i) the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act (other than the current members of the boards of directors of the Company or the Bank or any of their descendants, the Company, the Bank, or any savings, pension or other benefit plan for the benefit of the employees of the Company or the Bank or subsidiaries thereof)(a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s or

Home Federal Holdings Corporation	2008 Stock Incentive Plan

Bank’s then outstanding capital stock then entitled to vote generally in the election of directors;
     (ii) within any twelve-month period, the persons who were directors of the Company immediately before the beginning of the twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Company’s shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);
     (iii) a reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, in each case, with respect to which the shareholders of the Company or the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;
     (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;
     (v) a dissolution or liquidation of the Company or the Bank; or
     (vi) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i)-(v), as determined by the Board of Directors.
     (F) “Code” means the Internal Revenue Code of 1986, as amended, or any successor provisions.
     (G) “Controlling Participant” means any person who, immediately before an Option is granted to that particular person, directly or indirectly (within the meaning of Section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary. The determination of whether a person is a Controlling Participant shall be made in accordance with Sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder.
     (H) “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4(A). If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors each of whom qualifies as an “outside director” as

Home Federal Holdings Corporation	2008 Stock Incentive Plan

defined in Treas. Reg. Section 1.162-27(e)(3) as promulgated by the Internal Revenue Service and a “non-employee director” as defined in Rule 16b-3(b)(3) as promulgated under the Act.
     (I) “Company” means Home Federal Holdings Corporation, a Georgia corporation and registered bank holding company, and except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all of its assets or otherwise.
     (J) “Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as specified in the respective Stock Option Agreement.
     (K) “Fair Market Value” on any date with respect to the Stock means:
     (i) if the Stock is listed on a national securities exchange, the last reported sale price of a share of the Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,
     (ii) if the Stock is otherwise publicly traded, the last reported sale price of a share of the Stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,
     (iii) if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Stock is listed or (b) if the Stock is otherwise publicly traded, under the quotation system under which such data are reported, or
     (iv) if none of the prices described above is available, the value of a share of the Stock as reasonably determined in good faith by the Committee in a manner that it believes to be in accordance with the Code.
In determining the Fair Market Value of a share of Stock in connection with the issuance of an ISO, the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.
     (L) “ISO” means an Option (or portion thereof) intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.
     (M) “NQSO” means an Option (or portion thereof) that is not intended to, or does not, qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

Home Federal Holdings Corporation	2008 Stock Incentive Plan

     (N) “Option” means the right of a Participant to purchase shares of Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Company.
     (O) “Parent” means a parent corporation, if any, with respect to the Company, as defined in Section 424(e) of the Code and regulations promulgated or rulings issued thereunder.
     (P) “Participant” means any person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.
     (Q) “Stock” means the common stock of the Company, par value $.01 per share.
     (R) “Stock Option Agreement” means an agreement by and between a Participant and the Company setting forth the specific terms and conditions which Stock may be purchased by such Participant pursuant to the exercise of an Option. Such Stock Option Agreement, the form of which is attached hereto as Exhibit A, shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.
     (S) “Subsidiary” means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code and regulations promulgated or rulings issued thereunder.
     (T) “Termination Date” means the date on which the Participant ceased to be an employee of the Company or any Affiliate; provided however, that with respect to an ISO, it means the date on which the Participant ceased to be an employee of the Company or any Parent or Subsidiary.
3. SHARES AVAILABLE UNDER THE PLAN
     (A) Shares Subject to the Plan.  Subject to adjustment in accordance with the provisions of Section 6(J) hereof and this Section 3, the total number of shares of Stock as to which Options may be granted shall be          shares. Stock issued under the Plan may be either authorized but unissued shares or shares that have been reacquired by the Company. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares of Stock available for Options under the Plan.
     (B) Forfeited Awards.  In the event that any outstanding Option under the Plan for any reason expires unexercised, is forfeited or is terminated prior to the end of the period during which Options may be issued under the Plan, the shares of Stock allocable to the unexercised portion of such Option that has expired, been forfeited or been terminated shall become available for future issuance under the Plan.
     (C) Shares Used to Pay Exercise Price and Taxes.  Shares of Stock delivered to the Company to pay the Exercise Price of any Option or to satisfy the Participant’s income tax withholding obligation shall become available for future issuance under the Plan.

Home Federal Holdings Corporation	2008 Stock Incentive Plan

     (D) Adjustments on Changes in Stock.  In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to: (i) the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3(A); (ii) the number or kind of shares subject to an Option; (iii) subject to the limitation contained in Section 6(P), the Exercise Price applicable to an Option; (iv) any measure of performance that relates to an Option in order to reflect such change in the Stock; and/or (v) any other affected terms of any Option; provided however, that no adjustment shall occur with respect to an ISO unless:
     (i) the excess of the aggregate Fair Market Value of the shares of Stock subject to the ISO immediately after any such adjustment over the aggregate Exercise Price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the ISO immediately prior to such adjustment over the Exercise Price of all shares subject to the ISO; and
     (ii) the new or adjusted ISO does not grant the Participant additional benefits that the Participant did not previously have.
4. ADMINISTRATION
     (A) Procedure.  The Plan shall be administered, construed and interpreted by the Committee, as such Committee is from time to time constituted, or any successor committee the Board of Directors may designate to administer the Plan. The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.
     (B) Powers of the Committee.  Subject to the other provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan as set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein): (i) to select those persons to be granted Options under the Plan; (ii) to determine the type, size and terms of the Option to be granted to each individual selected; (iii) to modify the terms of any Option that has been granted; (iv) to determine the time when Options will be granted; (v) to establish performance objectives; (vi) to determine the Fair Market Value of the Stock under Section 2(K)(iv); (vii) to interpret the Plan and decide any questions and settle all controversies or disputes that may arise in connection with the Plan; (viii) to adopt, amend and rescind rules and regulations relating to the Plan; (ix) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms, in its sole and absolute discretion, from time to time; (x) to accelerate or defer (with the consent of the Participant) the vesting period or exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) to make all other determinations and perform all other acts necessary or advisable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect, supply any omission or reconcile any

Home Federal Holdings Corporation	2008 Stock Incentive Plan

inconsistency in the Plan or in any Option in the manner and to the extent that it shall deem desirable to carry the Plan or any Option into effect.
     (C) Effect of Decision of the Committee and Board of Directors.  All decisions, determinations, actions and interpretations of the Committee (or its delegate as permitted herein) or the Board of Directors (or its delegate as permitted herein) in the administration of the Plan shall lie with the Committee and the Board of Directors, respectively, within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned; provided that the Committee or the Board of Directors, as applicable, may, in its sole and absolute discretion, overrule an action, decision, determination or interpretation of a person to whom it has delegated authority.
     (D) Liability of Board of Directors or the Committee.   No member of the Board of Directors or Committee or any officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board of Directors or Committee or any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. The members of the Board of Directors and Committee and officers of the Company shall be entitled to indemnification in connection with the performance of their respective duties under the Plan to the extent provided in the articles of incorporation or bylaws of the Company or otherwise by law.
5. ELIGIBILITY
     Consistent with the purposes of the Plan, the Committee shall have the power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Options under the Plan. No person who is not an employee of the Company or a Parent or a Subsidiary shall be eligible to receive an ISO award under the Plan. For purposes of this Plan, the term “employee” means an individual employed by the Company or a Subsidiary whose income from those entities is subject to Federal Income Contributions Act (“FICA”) withholding.
6. TERMS AND CONDITIONS APPLICABLE TO OPTIONS UNDER THE PLAN
     Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include or incorporate, comply with and be subject to the following terms and conditions (except as necessary to conform to the requirements of law, including the laws of the jurisdiction where the Participant resides):
     (A) Medium and Time of Payment.  The Exercise Price shall be paid in full at the time the Option is exercised. The Exercise Price shall be payable either in (i) United States dollars in cash or by check, bank draft, money order or wire transfer of good funds payable to the Company; (ii) upon conditions established by the Committee, by delivery of shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise; or (iii) by a combination of (i) and (ii).

Home Federal Holdings Corporation	2008 Stock Incentive Plan

     (B) Number of Shares.  The total number of shares to which each Option pertains shall be designated in the Stock Option Agreement at the time of grant.
     (C) Designation of Option.  Each Option shall be designated in the Stock Option Agreement as either an ISO or a NQSO and, in the absence of such designation, shall be deemed to be a NQSO. In the event that a person is granted concurrently an ISO and a NQSO, such Options shall be evidenced by separate Stock Option Agreements. However, notwithstanding such designations, to the extent that (i) the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Options designated as ISOs are exercisable for the first time by any employee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, or (ii) an ISO does not meet any other requirement to be an “incentive stock option” within the meaning of Section 422 of the Code, such Options, or portions thereof, shall be treated as NQSOs. For purposes of this section, Options shall be taken into account in the order in which they were granted.
     (D) Exercise Price.  The Exercise Price per share of Stock under an Option shall be determined by the Committee in its sole discretion; provided however that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted and, in the case of an ISO granted to a Controlling Participant, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted.
     (E) Option Term.  The term of an Option shall be fixed by the Committee, in its sole discretion, in each Stock Option Agreement; provided however that for any Option to qualify as an ISO, the Option shall expire not more than ten (10) years from the date the Option is granted and, in the case of a Controlling Participant, not more than five (5) years from the date the Option is granted.
     (F) Exercise of Options.  Subject to the vesting schedule and other provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised at any time during the term of the Option. An Option shall be deemed exercised when (i) written notice of such exercise, in the form prescribed by the Committee, has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Stock with respect to which the Option is exercised has been received by the Company in accordance with Section 6(A) and the Stock Option Agreement. The written notice shall include the number of shares to be exercised by the Participant. Except as otherwise expressly provided in writing by the Board of Directors, an Option may not be exercised for a fractional share of Stock.
     (G) Stock Certificates.  Promptly upon exercise of an Option, the Company shall issue (or cause to be issued) certificates evidencing the shares of Stock acquired as a result of the exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an ISO and in part as the exercise of a NQSO pursuant to Section 6(C) hereof, the Company shall issue a certificate evidencing the shares of Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Stock treated as acquired upon the

Home Federal Holdings Corporation	2008 Stock Incentive Plan

exercise of a NQSO, and shall identify each such certificate accordingly in its stock transfer records.
     All certificates for shares of Stock delivered under the Plan pursuant to any Option shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (H) Date of Exercise.  The Committee may, in its sole discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided, any Option may be exercised in whole at any time, or in part from time to time, during its term. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.
     (I) Termination of Service.  The Committee may determine, at the time of grant, for each Option the extent to which the Participant (or his legal representative) shall have the right to exercise the Option following termination of such Participant’s service to the Company, any Subsidiary or any Affiliate. Such provisions may reflect distinctions based on the reasons for the termination of service and any other relevant factors that the Committee may determine. In the absence of such standards, any Option granted pursuant to the Plan that has not vested prior to the Termination Date shall expire immediately upon the Termination Date, and any Option granted pursuant to the Plan that has vested prior to the Termination Date shall expire three (3) months following the Termination Date; provided however that if the cessation of Participant’s service is due to his death or disability (as defined in Section 22(e)(3) of the Code), such Option shall expire one year from the Termination Date.
     (J) Transferability.  Except as otherwise permitted by the Committee, Options shall be nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in Section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant’s legal representatives, heirs, legatees, or distributees.
     (K) No Rights as a Participant.  No person shall, with respect to any Option, be deemed to have become a Participant, or to have any rights with respect to such Option, unless and until such person shall have executed a Stock Option Agreement or other instrument evidencing the Option and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
     (L) No Rights as a Shareholder.  Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends or other rights the record date for which is

Home Federal Holdings Corporation	2008 Stock Incentive Plan

prior to the date of issuance. Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed to be transferred for purposes of Section 421 of the Code and the regulations promulgated thereunder.
     (M) Tax Withholding. As a condition to the exercise of any Option, the Company shall have the right to require that the Participant exercising the Option (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock. If permitted by the Company, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld.
     In the case of an ISO, the Committee may require as a condition of exercise that the Participant exercising the Option agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise.
     (N) Change of Control.  Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Option, all Options outstanding as of the date of a Change of Control or an agreement to effect a Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. The determination as to whether a Change in Control or an agreement to effect a Change of Control has occurred shall be made by the Committee and shall be conclusive and binding.
     (O) Additional Restrictions and Conditions.  The Committee may impose such other restrictions and conditions (in addition to those required by the provisions of this Plan) on any Option granted hereunder and may waive any such additional restrictions and conditions, so long as (i) any such additional restrictions and conditions are consistent with the terms of this Plan and (ii) such waiver does not waive any restriction or condition required by the provisions of this Plan.
     (P) Repricing.  The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price of such Option or (ii) grant a replacement Option upon the surrender and cancellation of a previously granted Option for the purpose of reducing the Exercise Price of such Option. Nothing contained in this Section shall affect the right of the Board of Directors or the Committee to make the adjustment permitted under Section 3(D).

Home Federal Holdings Corporation	2008 Stock Incentive Plan

7. AMENDMENT AND TERMINATION OF THE PLAN
     The Committee may amend, alter, suspend, or terminate the Plan or any portion hereof at any time; provided that no such amendment, alteration, suspension or termination shall be made without the approval of the shareholders of the Company if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply. No amendment, suspension or termination of the Plan shall adversely affect the right of any Participant with respect to any Option theretofore granted, as determined by the Committee, without such Participant’s written consent.
     Unless earlier terminated, the Plan shall remain in effect until all shares issuable under the Plan have been purchased or acquired in accordance with the Plan. In no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is adopted or the date on which the Plan is approved by the shareholders of the Company. Such termination by lapse of time shall not effect the validity or terms of any Option then outstanding or the ability of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option for so long as the Option is outstanding.
8. LEGALITY OF GRANT
     The granting of Options under this Plan and the issuance or transfer of Options and shares of Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency (including, without limitation, no-action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan and no Options or shares shall be issued by the Company unless and until in any such case all legal requirements applicable to the issuance or payment have, in the opinion of counsel for the Company, been complied with. In connection with any Option or Stock issuance or transfer, the person acquiring the shares or the Option shall, if requested by the Company, give assurance satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.
9. NO EMPLOYMENT/SERVICE RIGHTS
     Nothing in this Plan or any Stock Option Agreement shall confer upon any person the right to participate in the benefits of the Plan or to be granted an Option, and there shall be no obligation to provide uniformity of treatment in connection with the administration of this Plan. The terms and conditions of Options or Stock Option Agreements need not be the same with respect to each Participant.
     Nothing in this Plan or any Stock Option Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to employ, retain or engage any individual (whether or not a

Home Federal Holdings Corporation	2008 Stock Incentive Plan

Participant). Neither this Plan nor any Stock Option Agreement executed in accordance with this Plan shall affect in any way the right of the Company or any Affiliate to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position with the Company or any Affiliate. No change of a Participant’s duties with the Company or any Affiliate shall result in a modification of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.
10. EFFECTIVE DATE
     This Plan shall become effective upon its approval by the Board of Directors; provided however that no grant of an Option under this Plan shall qualify as an ISO unless, within one year of the date the Plan becomes effective, the Plan is approved by the affirmative vote of a majority of the shareholders of the Company present, in person or by proxy, at a meeting of the shareholders of the Company. The Committee may grant ISOs subject to the condition that this Plan shall have been approved by the shareholders of the Company as provided herein.
11. RESERVATION OF SHARES
     The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.
12. MINIMUM CAPITAL REQUIREMENTS
     Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, all Options granted under the Plan shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s state or primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of options. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Participant that all Options issued under this Plan have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Option(s) granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Option. In case of forfeiture, no Participant shall have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Affiliate. Neither the Company nor any Affiliate shall be liable to any Participant due to the failure or inability of the Company or any Affiliate to provide adequate notice to the Participant.
13. ADMINISTRATION OF PLAN
     Notwithstanding any other provision herein to the contrary, this Plan shall be administered in accordance with the provisions of the Federal Deposit Insurance Corporation’s Statement of Policy on Applications for Deposit Insurance as such policy relates to stock benefit plans.

Home Federal Holdings Corporation	2008 Stock Incentive Plan

14. GENERAL
     (A) Burden and Benefit.  The terms and provisions of this Plan and the Options issued hereunder shall be binding upon, and shall inure to the benefit of, the Company and each Participant and any permitted successors and assigns.
     (B) Interpretation.  When a reference is made in this Plan to a Section, such reference will be to a Section of this Plan unless otherwise indicated. The headings contained in this Plan are for convenience of reference only and will not affect in any way the meaning or interpretation of this Plan or any Option. Whenever the words “include,” “includes” or “including” are used in this Plan, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Plan will refer to this Plan as a whole and not to any particular provision in this Plan. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns. No provision of this Plan is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.
     (C) Costs and Expenses.  All costs and expenses with respect to the adoption, implementation and administration of this Plan shall be borne by the Company; provided however that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Stock held by any Participant.
     (D) Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. Nothing contained herein shall be construed to give any Participant any rights with respect to any Option, unexercised or exercised, or any other matters under this Plan that are greater than those of a general unsecured creditor of the Company.
     (E) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Option granted hereunder shall be determined in accordance with the laws of the State of Georgia, without reference to the laws that might otherwise govern under applicable principles of conflicts of law.

Home Federal Holdings Corporation	2008 Stock Incentive Plan

     (F) Severability.  If any term or other provision of this Plan or any Stock Option Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Plan or the Stock Option Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Plan or the Stock Option Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Plan or any Stock Option Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
     (G) Certain Conflicts.  In the event of an irreconcilable conflict between the terms of the Plan and any Stock Option Agreement, the terms of the Plan shall prevail.
     (H) Notices.  Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Plan or any Stock Option Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to a Participant, as provided in his Stock Option Agreement. Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed.
     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the                      day of                                         , 2008.

HOME FEDERAL HOLDINGS CORPORATION

By:
Name:

Title:

Home Federal Holdings Corporation	2008 Stock Incentive Plan

Exhibit A
Form of Stock Option Agreement

Home Federal Holdings Corporation	2008 Stock Incentive Plan

Home Federal Holdings Corporation
2008 Stock Incentive Plan
Stock Option Agreement
Home Federal Holdings Corporation, a Georgia corporation (the “Company”), hereby grants to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Agreement and the Home Federal Holdings Corporation 2008 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Option:

Exercise Price Per Share:*

Term of Option:*
Vesting:
Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule described in Section 9 on the reverse of this Stock Option Agreement.
IN WITNESS WHEREOF, this Stock Option Agreement has been executed by the Company by a duly authorized officer as of the date specified hereon.
Home Federal Holdings Corporation

By:

Grant Date:

Type of Stock Option Intended:

Incentive Stock Option (ISO)

Non-Qualified Stock Option (NQSO)
Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

Name:
Optionee

*If this Option is intended to be an ISO, then the Exercise Price Per Share must be at least equal to the Fair Market Value per share (or 110% of such Fair Market Value if the Optionee owns 10% or more of the Company) and the Term of Option may not exceed 10 years (5 years in the case of an Optionee who owns more than 10% of the Company).

1. Exercise Period of Option. Subject to the terms and conditions of this Stock Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only according to the vesting schedule described in Section 9 below, prior to the date which occurs on the last day of the Term Of Option set forth on the face hereof following the Grant Date (hereinafter “Expiration Date”).
2. Restrictions on Exercise. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance. Also, this Option may not be exercised within the first six (6) months of the Grant Date noted hereon (except in situations otherwise allowed by this Option and Section 7(e)(8)(B) of the FLSA) if the Optionee is currently, at the time of exercise, or has been at any time within the two (2) year period immediately preceding exercise, a non-exempt (as defined in the Fair labor Standards Act) employee of the Company.
3. Termination of Option. Except as provided below in this Section, this Option shall be immediately forfeited and may not be exercised after the date which is ninety (90) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 9 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and may determine that a material reduction or decrease in responsibilities is a cessation of the performance of services. The effective date on which services are determined by the Board to have ceased is the “Termination Date”.
     (a) Termination for Cause. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for Cause, this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, as of the Termination Date, but in no event later than the Expiration Date. For this purpose, “Cause” shall be defined as set forth in the written employment agreement between the Optionee and the Company, or, if no such written agreement exists or if “Cause” is not defined in such written employment agreement, “Cause” shall be defined as set forth in the Plan, or, if not defined in the Plan, “Cause” shall mean actions or omissions harmful to the Company as determined by the Board in its sole and absolute discretion.
     (b) Death. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death of Optionee, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee’s legal representative within one (1) year after the Termination Date, but in no event later than the Expiration Date.
     (c) Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within one (1) year after the Termination Date, but in no event later than the Expiration Date.
     (d) No Right to Employment or Other Relationship. Nothing in the Plan or this Stock Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause.
4. Manner of Exercise.
     (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement (“Exercise Agreement”) in such form as may be approved or accepted by the Company, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, and any restrictions imposed on the Shares subject to this Option (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares). The Company may modify the required Exercise Agreement at any time for any reason consistent with the Plan. If the Optionee receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan).
     (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof. In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.
     (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Optionee may, to the extent allowed by the Company, provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.
     (d) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the shareholder register of the Company.
5. Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution. In addition, except as expressly permitted under the Plan for NQSOs, during Optionee’s lifetime, this Option may be exercised only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee. However, if this Option is a NQSO, it may be transferred to the extent allowed by the Plan.
6. Tax Consequences. Optionee understands that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to Optionee. Optionee represents that Optionee has consulted with, or will consult with, his or her tax advisor; Optionee further acknowledges that Optionee is not relying on the Company for any tax, financial or legal advice; and it is specifically understood by the Optionee that no representations or assurances are made as to the qualification of this Option as an ISO or as to any particular tax treatment with respect to the Option. Optionee also acknowledges that exercise of an ISO option must generally occur within ninety (90) days of termination of employment, regardless of any longer period allowed by this Stock Option Agreement.
7. Interpretation. Any dispute regarding the interpretation of this Stock Option Agreement shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.
8. Entire Agreement and Other Matters. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Agreement, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof. This Stock Option Agreement and the underlying Option are void ab initio unless this Agreement has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof.
9. Vesting and Exercise of Shares. Subject to the terms of the Plan, this Stock Option Agreement and the Exercise Agreement, the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Grant Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:
Percentage Vested:	Continuous Service:

If the above calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded to zero. For purposes of this Stock Option Agreement, “Continuous Service” means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board in its sole and absolute discretion.
10. Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to this ISO on or before the later of (a) the date two (2) years after the Grant Date, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall and hereby agrees to immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee, and Optionee agrees to remit same to Company upon request. Optionee also hereby agrees that Optionee shall include the compensation from such early disposition in the Optionee’s gross income for federal tax purposes.